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                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Critical Path, Inc. (the "Company") of our report dated March 17, 2000 relating to the consolidated financial statements of the Company, which appears in the Company's Annual Report on Form 10-K/A for the year ended December 31, 1999.

We also consent to the incorporation by reference in this Registration Statement on Form S-8 of the Company of our report dated March 9, 2000 relating to the consolidated financial statements of ISOCOR, and of our report dated March 7, 2000, except as to the second paragraph of Note 10 which is as of March 16, 2000 relating to the financial statements of RemarQ Communities Inc. which appears in the Company's Current Report on Form 8-K/A filed March 28, 2000 and of our report dated August 18, 2000 relating to the financial statements of PeerLogic Inc., which appears in the Company's Current Report on Form 8-K/A filed November 17, 2000.



/s/ PricewaterhouseCoopers LLP

San Francisco, California
December 4, 2000